                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

      Check the appropriate box:

      / /   Preliminary Information Statement

      / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

      /X/   Definitive Information Statement

                        THE INTERNET ADVISORY CORPORATION
                     --------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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
                      THE INTERNET ADVISORY CORPORATION

                              150 E. 58th Street
                              NEW YORK, NY 10022

                            INFORMATION STATEMENT

                                June 14, 2002

      This Information Statement is being furnished to stockholders of The Internet Advisory Corporation, a Utah corporation (the "Company"), to advise them of corporate action taken without a meeting by less than unanimous written consent of stockholders to amend our Articles of Incorporation to change our name to Scores Holding Company Inc. A copy of the form of Articles of Amendment to the Articles of Incorporation is attached to this Information Statement.

      Our Board of Directors fixed the close of business on May 23, 2002 as the record date for the determination of stockholders entitled to vote on the proposal to amend our Articles of Incorporation as described above. On May 23, 2002 there were 15,739,676 shares of our common stock issued and outstanding. The proposed amendment to our Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of our common stock. Each share of common stock is entitled to one vote on the proposed amendment.

      The Board of Directors, by written consent on May 22, 2002, has approved, and stockholders holding 10,891,667 (approximately 69.2%) of our outstanding common shares on May 23, 2002, have consented in writing, to the amendment. Accordingly, all corporate actions necessary to authorize the amendment have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the authorization of the amendment to our Articles of Incorporation by the Board of Directors and the stockholders will not become effective until 20 days after we have mailed this Information Statement to our stockholders. Promptly following the expiration of this 20-day period, we intend to file the amendment to our Articles of Incorporation with the Utah Department of Commerce. The change of our name to Scores Holding Company Inc. will become effective at the time of such filing.

      Our executive offices are located at 150 E. 58th Street, New York, NY
10022.

      PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about June 17, 2002. Each holder of record of shares of our common stock at the close of business on May 23, 2002 is entitled to receive a copy of this Information Statement.

AMENDMENT OF ARTICLES OF INCORPORATION

      Our board of directors and stockholders holding a majority of our outstanding voting shares have approved an amendment to our Articles of Incorporation to change the name of the Company to Scores Holding Company Inc. The form of the Articles of Amendment to the Articles of Incorporation is attached hereto as Exhibit A.

      We believe that it is in the best interest of the Company and our stockholders to continue our operations under a new name. In March 2002, we acquired Go West Entertainment, Inc. ("Go West") a New York corporation formed to establish, own and operate upscale adult entertainment nightclubs. The principal assets of Go West are a twenty year lease (the "Lease") on a building at 533-535 West 27th Street, New York, NY at which Go West intends to open an adult entertainment nightclub during the fourth quarter of 2002 under the name "Scores West" and a license agreement (the "License Agreement") with Heir Holding Co., Inc., an affiliated Delaware corporation ("Heir") granting Go West the right to use the "Scores" name in New York City for up to three adult entertainment nightclubs. Heir is the owner of the intellectual property rights respecting the name "Scores" which is a recognized name in the adult entertainment industry owing to the success of "Scores Showroom" a successful and well known adult entertainment nightclub operating at East 60th Street in New York, NY since 1991. Scores Showroom is owned by Scores Entertainment, Inc., a New York corporation. Go West intends to model "Scores West" and all other "Scores" clubs it may operate in the future after Scores Showroom. Scores West will offer topless dancing, a gourmet quality restaurant and bar operations. The Go West acquisition represents a shift in the focus of our business. Our board believes that the Company would benefit from a name that more accurately reflects our intended principal business.

      Upon the filing of the Articles of Amendment, common stock certificates that previously represented stock of the Company in the name of The Internet Advisory Corporation shall be deemed to represent shares of Scores Holding Company Inc., without any further action by the common stockholders of the Company or any other party. Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name Scores Holding Company Inc. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

NO DISSENTERS' RIGHTS

      Under the Utah Revised Business Corporation Act, holders of our voting securities are not entitled to dissenters' rights with respect to the amendment to our Articles of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of May 23, 2002 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock (ii) each director and executive officer, and (iii) all executive officers and directors as a group:

         Name and Address                Shares of Common Stock      Percentage
       of Beneficial Owner                 Beneficially Owned       Ownership (2)
       -------------------                 ------------------       -------------
Interactive Business Concepts, Inc.            2,900,000                18.42%
777 Bayshore Drive, #444
Ft. Lauderdale, FL 33304

Richard K. Goldring                            7,566,334 (1)            48.07%
5 Fox Chase Drive
Watchung, NJ 07060

John Neilson                                           0                    0%
c/o The Internet Advisory Corp.
150 E. 58th Street
New York, NY 10022

Joseph A. Erickson                                     0                    0%
14 Wendy Road
Syosset, New York  11791

Elliot Osher                                   3,333,333                21.18%
54 Prospect Avenue
White Plains, NY 10606

William Osher                                  3,333,333                21.18%
2955 Shell Road
Brooklyn, NY 11224

All directors and executive officers           7,566,334 (1)            48.07%
as a group (3 persons)


----------

(1) Includes (i) 2,900,000 shares owned by Interactive Business Concepts, Inc., a corporation owned by Mr. Goldring and (ii) 8,000 shares owned by Irina Goldring, the wife of Richard Goldring.

(2)   Based upon 15,739,676 shares issued and outstanding.

WHERE YOU CAN FIND MORE INFORMATION

      We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

-     our Annual Report on Form 10-KSB for the year ended December 31, 2001;

- our Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2001, September 30, 2001 and March 31, 2002; and

- our Current Reports on Form 8-K filed on March 27, 2002, and Form 8-K/A filed on May 28, 2002.

      You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

June 14, 2002                            By the Order of the Board of Directors
                                         John Neilson
                                         Secretary

                              ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION OF

                        THE INTERNET ADVISORY CORPORATION

      Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

      FIRST: The name of the corporation is The Internet Advisory Corporation.

      SECOND: The following amendment to the Articles of Incorporation of The Internet Advisory Corporation was duly adopted by the directors and stockholders of the corporation in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

                                ARTICLE I - NAME

      The name of this corporation is "Scores Holding Company Inc."

      THIRD: This amendment does not provide for any exchange, reclassification or cancellation of issued shares.

      FOURTH: The amendment changing the corporation's name to "Scores Holding Company Inc." was adopted by the stockholders on May 23, 2002.

      FIFTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:


                CLASS                              NUMBER OF SHARES
                -----                              ----------------
                Common                                15,739,676

            (b) The number of shares voted for such amendments was 10,891,667, with none opposing and none abstaining.

      IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this _______ day of ____, 2002.


                                         THE INTERNET ADVISORY
                                         CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:  Richard Goldring
                                             Title: President


ATTEST:

-----------------------------
Name:  John Neilson
Title: Secretary


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